As filed with the Securities and Exchange Commission on September 30, 2014

Registration No. 333-188696

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SABRA HEALTH CARE REIT, INC.

(Exact name of Registrant as specified in its charter)

Maryland	27-2560479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

(888) 393-8248

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Richard K. Matros

Chairman, President and Chief Executive Officer

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

(888) 393-8248

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

For Co-Registrants, please see “Table of Co-Registrants” on the following page

COPY TO:

Andor D. Terner, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

(949) 823-6900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).

Sabra Health Care REIT, Inc.:

Large accelerated filer ☒     Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☐

Co-Registrants:

Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☒     Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price(1)(2)	Amount of Registration Fee(3)
Common Stock of Sabra Health Care REIT, Inc., $.01 par value per share
Preferred Stock of Sabra Health Care REIT, Inc., $.01 par value per share
Warrants of Sabra Health Care REIT, Inc.
Rights of Sabra Health Care REIT, Inc.
Units of Sabra Health Care REIT, Inc.
Debt Securities of Sabra Health Care Limited Partnership and Sabra Capital Corporation
Guarantees of Debt Securities of Sabra Health Care Limited Partnership and Sabra Capital Corporation by Sabra Health Care REIT, Inc. and the Subsidiary Guarantors(4)

(1)	This registration statement registers an indeterminate number of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on exercise, conversion or exchange of other securities with regard to which additional consideration may or may not be required. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

(2)	Omitted pursuant to Form S-3 General Instruction II.E.

(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

(4)	The term “Subsidiary Guarantors” refers to the co-registrants listed in the Table of Co-Registrants on the following page, other than Sabra Health Care Limited Partnership and Sabra Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Sabra Health Care Limited Partnership

Sabra Capital Corporation

Sabra Health Care, L.L.C.

Sabra Health Care Holdings I, LLC

Sabra Health Care Holdings II, LLC

Orchard Ridge Nursing Center LLC

New Hampshire Holdings, LLC

Oakhurst Manor Nursing Center LLC

Sunset Point Nursing Center LLC

Connecticut Holdings I, LLC

West Bay Nursing Center LLC

HHC 1998-1 Trust

Northwest Holdings I, LLC

395 Harding Street, LLC

1104 Wesley Avenue, LLC

Kentucky Holdings I, LLC

Sabra Lake Drive, LLC

Bay Tree Nursing Center LLC

Sabra Health Care Holdings III, LLC

Sabra Health Care Holdings IV, LLC

Sabra Idaho, LLC

Sabra California II, LLC

Sabra New Mexico, LLC

Sabra Connecticut II, LLC

Sabra Ohio, LLC

Sabra Kentucky, LLC

Sabra NC, LLC

Sabra Texas Properties, L.P.

Sabra Texas GP, LLC

Sabra Texas Holdings, L.P.

Sabra Texas Holdings GP, LLC

Sabra Health Care Virginia, LLC

Sabra Health Care Pennsylvania, LLC

Sabra Health Care Northeast, LLC

Sabra Health Care Delaware, LLC

Sabra Phoenix TRS Venture, LLC

Sabra Health Care Frankenmuth, LLC

Sabra Michigan, LLC

Sabra Alpena LLC

Sabra Cadillac LLC

Sabra Gaylord LLC

Sabra Greenville LLC

Sabra Manistee LLC

Sabra Mason LLC

Sabra Mecosta LLC

Sabra Midland LLC

Sabra Tawas LLC

Sabra Phoenix Wisconsin, LLC

Sabra Texas Properties II, L.P.

C.H.P. Limited Liability Company

C.H.R. Limited Liability Company

DJB Realty L.L.C.

Reservoir Real Estate Holdings, LLC

Sable-Aurora, LLC

Sabra Beaumont Preferred Equity, LLC

Sabra Health Care Virginia II, LLC

Sabra Montana, LLC

6798

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6798

Delaware

Delaware

Delaware

Delaware

Delaware

Massachusetts

Delaware

Massachusetts

Massachusetts

Delaware

Massachusetts

Massachusetts

Delaware

Delaware

Delaware

Delaware

Delaware

Massachusetts

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Texas

Texas

Texas

Texas

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Texas

New Hampshire

New Hampshire

New Hampshire

Delaware

Colorado

Delaware

Delaware

Delaware

27-2712888

27-3642390

27-2696900

27-2713167

27-2713398

04-3072231

20-1862503

04-3072232

04-3072233

20-4599420

04-3072226

04-6872003

47-0913206

47-0913207

47-0913211

20-2512023

75-3098968

04-3071703

27-2713574

27-2713747

27-3541245

27-3540830

27-3541140

27-3541049

27-3540905

27-3662491

27-3662387

45-3643319

80-0763246

36-4740794

36-4740701

80-0847513

30-0748318

90-0883325

38-3883573

80-0842040

80-0854906

80-0923130

46-2766785

90-0980637

36-4761294

90-0980811

80-0923349

80-0923232

90-0980711

90-0980747

90-0980799

90-1037791

46-3063180

02-0350172

04-3349327

02-0335840

26-0402964

27-2138281

47-1948678

36-4782574

52-2088951

Sabra New Braunfels Preferred Equity, LLC Sabra Phoenix TRS Venture II, LLC Sabra Texas Properties III, L.P. SB Fountain City, LLC SB New Martinsville, LLC	6798 6798 6798 6798 6798	Delaware Delaware Texas Georgia West Virginia	47-1948090 30-0790491 46-5287727 20-3208598 20-3208697

The address, including zip code, of each Co-Registrant’s principal executive offices is 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and the telephone number of each Co-Registrant’s executive office is (888) 393-8248.

The address, including zip code, of the agent for service for each of the Co-Registrants is Richard K. Matros, Chairman, President and Chief Executive Officer of Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and the telephone number of each Co-Registrant’s agent for service is (888) 393-8248.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-188696) of Sabra Health Care REIT, Inc. (the “Company”) and its co-registrants (the “Registration Statement”) is being filed for the purpose of adding C.H.P. Limited Liability Company, C.H.R. Limited Liability Company, DJB Realty L.L.C., Reservoir Real Estate Holdings, LLC, Sable-Aurora, LLC, Sabra Beaumont Preferred Equity, LLC, Sabra Health Care Virginia II, LLC, Sabra Montana, LLC, Sabra New Braunfels Preferred Equity, LLC, Sabra Phoenix TRS Venture II, LLC, Sabra Texas Properties III, L.P., SB Fountain City, LLC and SB New Martinsville, LLC, each a subsidiary of Sabra Health Care REIT, Inc., as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the registration and sale of the securities are as follows, all of which will be borne by us:

SEC registration fee	(1)
Printing and duplicating expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Listing fees	(2)
Transfer agent or trustee fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), we are deferring the payment of all of the registration fees.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sabra Health Care REIT, Inc.

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty which is established by a final judgment and is material to the cause of action. The charter of Sabra Health Care REIT, Inc. (“Sabra”) contains a provision that limits, to the maximum extent permitted by Maryland statutory or decisional law, the liability of its directors and officers to Sabra and its stockholders for money damages.

Maryland law requires a Maryland corporation (unless otherwise provided in its charter, which Sabra’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Sabra’s charter requires, to the maximum extent permitted by Maryland law, Sabra to indemnify and to pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (a) any present or former director or officer and (b) any individual who, while a director or officer and, at Sabra’s request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member, manager, employee or agent from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. Sabra’s charter and bylaws also permits it to indemnify and advance expenses to any individual who served its predecessor in any of the capacities described above and any employee or agent of Sabra or its predecessor.

Sabra has entered into indemnification agreements with each of its executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of Sabra. Sabra also maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising from this status.

Sabra Health Care Limited Partnership

Section 17–108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The Limited Partnership Agreement of Sabra Health Care Limited Partnership provides, to the fullest extent permitted by Delaware law, for the indemnification of any general partner, director or officer of the partnership or the general partner, or such other persons as the general partner may designate from time to time from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership or Sabra as set forth in the Limited Partnership Agreement, in which such indemnitee may be involved, as a party or otherwise.

Sabra Capital Corporation

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The certificate of incorporation of Sabra Capital Corporation provides that Sabra Capital Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or an officer of Sabra Capital Corporation or by reason of the fact that such person, at the request of Sabra Capital Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Colorado Limited Liability Company

Sable-Aurora, LLC is a limited liability company organized under the laws of the State of Colorado. Section 7-80-407 of the Colorado Limited Liability Company Act provides that a Colorado limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

The amended and restated operating agreement of Sable-Aurora, LLC provides for the indemnification of its sole member, and each officer, employee and agent of Sable-Aurora, LLC to the fullest extent permitted by law. The amended and restated operating agreement also provides that Sable-Aurora, LLC may maintain insurance on behalf of its sole member and such other persons against any expense, liability or loss, whether or not Sable-Aurora, LLC would have the power to indemnify such person against such expense, liability or loss by law.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreements of New Hampshire Holdings, LLC, Connecticut Holdings I, LLC, Northwest Holdings I, LLC, 395 Harding Street, LLC, 1104 Wesley Avenue, LLC, Kentucky Holdings I, LLC, Sabra Lake Drive, LLC, Sabra Idaho, LLC, Sabra California II, LLC, Sabra New Mexico, LLC, Sabra Connecticut II, LLC, Sabra Ohio, LLC, Sabra Kentucky, LLC, Sabra NC, LLC, Sabra Health Care Virginia, LLC, Sabra Health Care Pennsylvania, LLC, Sabra Health Care Northeast, LLC, Sabra Health Care Delaware, LLC, Sabra Phoenix TRS Venture, LLC, Sabra Health Care Frankenmuth, LLC, Sabra Michigan, LLC, Sabra Alpena LLC, Sabra Cadillac LLC, Sabra Gaylord LLC, Sabra Greenville LLC, Sabra Manistee LLC, Sabra Mason LLC, Sabra Mecosta LLC, Sabra Midland LLC, Sabra Tawas LLC, Reservoir Real Estate Holdings, LLC, and Sabra Montana, LLC provide that the limited liability company shall indemnify, defend and hold the sole member, and each officer, employee and agent of the limited liability company harmless to the fullest extent permitted by law. The operating agreements of Sabra Phoenix Wisconsin, LLC and Sabra Phoenix TRS Venture II, LLC provide that the limited liability company shall indemnify, defend and hold the sole member of the limited liability company harmless to the fullest extent permitted by law. The operating agreements of Sabra Beaumont Preferred Equity, LLC, Sabra New Braunfels Preferred Equity, LLC, and Sabra Health Care Virginia II, LLC provide that the limited liability company shall indemnify and hold harmless the member, any officer, director, stockholder, employee, affiliate, representative or agent of the member, and any officer, employee, representative or agent of the limited liability company, to the fullest extent permitted by law.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the applicable operating agreement shall not be exclusive of any other right that any person may have or thereafter acquire under any statute, provision of the certificate of formation of the limited liability company, provision of the operating agreement, vote of the sole member or otherwise.

The limited liability company may maintain insurance, at its expense, to protect itself, the sole member, or any officer, employee or agent of the limited liability company against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss by law.

Any amendment, repeal or modification of any provision of the section of the operating agreement providing for indemnification shall not adversely affect any right or protection of the sole member, or any officer, employee or agent of the limited liability company existing at the time of such amendment, repeal or modification.

Georgia Limited Liability Company

SB Fountain City, LLC is a limited liability company organized under the laws of the State of Georgia. Section 14-11-306 of the Georgia Limited Liability Company Act provides that, subject to the standards and restrictions, if any, set forth in the articles of organization or written operating agreement of the company, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager: (i) for his or her intentional misconduct or knowing violation of the law, or (ii) for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement. The operating agreement of SB Fountain City, LLC provides that the company shall indemnify, defend and hold the Sole Member, and each Officer, employee and agent of the company harmless to the fullest extent permitted by law.

Massachusetts Limited Liability Companies

Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager.

No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

The certificate of organization or a written operating agreement may eliminate or limit the personal liability of a member or manager for breach of any duty to the limited liability company or to another member or manager.

The operating agreements of Orchard Ridge Nursing Center LLC, Oakhurst Manor Nursing Center LLC, Sunset Point Nursing Center LLC, West Bay Nursing Center LLC, and Bay Tree Nursing Center LLC provide that the limited liability company shall indemnify, defend and hold the sole member, and each officer, employee and agent of the limited liability company harmless to the fullest extent permitted by law.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the applicable operating agreement shall not be exclusive of any other right that any person may have or thereafter acquire under any statute, provision of the certificate of formation of the limited liability company, provision of the operating agreement, vote of the sole member or otherwise.

The limited liability company may maintain insurance, at its expense, to protect itself, the sole member, or any officer, employee or agent of the limited liability company against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss by law.

Any amendment, repeal or modification of any provision of the section of the operating agreement providing for indemnification shall not adversely affect any right or protection of the sole member, or any officer, employee or agent of the limited liability company existing at the time of such amendment, repeal or modification.

HHC 1998-1 Trust

The Amended and Restated Declaration of Trust of HHC 1998-1 Trust provides that HHC 1998-1 Trust shall indemnify and hold harmless the trustees, and any affiliates of the trustees, against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts paid and reasonably incurred by them in connection with or by reason of any act performed or omitted to be performed by them in connection with the business of HHC 1998-1 Trust, provided that: (i) the trustees have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of HHC 1998-1 Trust; (ii) such liability or loss was not the result of gross negligence or willful misconduct on the part of the trustees, or any affiliate of the trustees; and (iii) such indemnification or agreement to be held harmless is recoverable only out of the assets of HHC 1998-1 Trust and not from its shareholders. Notwithstanding the foregoing, an affiliate of the trustee may be indemnified only for actions or inactions which occurred while he or it was engaged in activities which could have been engaged in by a trustee in their capacity as such.

HHC 1998-1 Trust may not advance expenses incurred in defending a legal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding unless the following three conditions are satisfied: (i) the legal action relates to the performance of duties or services by such person on behalf of HHC 1998-1 Trust; (ii) the legal action is initiated by a third party who is not a shareholder of HHC 1998-1 Trust; and (iii) such person agrees in writing to repay the advanced funds, with interest at the applicable federal rate, to HHC 1998-1 Trust if it is ultimately determined that he or it is not entitled to indemnification by the Trust as authorized in the Amended and Restated Declaration of Trust.

The indemnification provided by the Amended and Restated Declaration of Trust shall continue as to a person who has ceased to be a trustee, or an affiliate of a trustee who performs services on behalf of HHC 1998-1 Trust and shall inure to the benefit of the heirs, executors and administrators of such a person.

In discharging their duties, the trustees and officers, when acting, in good faith, shall be fully protected in relying upon the books of account of HHC 1998-1 Trust, upon reports made to HHC 1998-1 Trust by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the trustees, or upon the records of HHC 1998-1 Trust.

HHC 1998-1 Trust has the power to purchase and maintain insurance on behalf of any person who is or was a trustee, or an affiliate of a trustee or who is or was serving at the request of the trust as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, business trust, trust or other enterprise against any liability asserted against him or it and incurred by him or it in any such capacity, or arising out of his or its status as such; provided, however, that HHC 1998-1 Trust shall not incur the cost of any liability insurance which insures any person against liability for which he or it could not be indemnified under the Amended and Restated Declaration of Trust.

The trustees shall review any indemnification provided pursuant to the Amended and Restated Declaration of Trust to determine that the requirements of the Amended and Restated Declaration of Trust are satisfied.

New Hampshire Limited Liability Companies

Section 304-C:116 of the New Hampshire Revised Limited Liability Company Act (NH RSA 304-C:116) provides that, and subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify any member or manager or other person made a party to a proceeding or threatened to be made a named defendant or respondent in a proceeding because the member, manager, or other person acted on behalf of the limited liability company, against liability for a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if: (i) the member, manager, or person conducted himself or herself in accordance with contractual good faith and (ii) the member, manager, or person reasonably believed his or her conduct was not opposed to the best interest of the limited liability company; provided, that a limited liability company may not indemnify a member, manager, or other person (a) in connection with a proceeding by or in the right of the limited liability company in which the person was judged liable to the limited liability company or (b) in connection with any other proceeding charging the person with a breach of the duty of loyalty, whether or not involving action on behalf of the limited liability company, in which the person was adjudged liable for the breach.

The operating agreements of C.H.P. Limited Liability Company, C.H.R. Limited Liability Company and DJB Realty L.L.C. provide that the limited liability company shall indemnify, defend and hold the sole member, and each officer, employee and agent of the limited liability company harmless to the fullest extent permitted by law.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in the applicable operating agreement shall not be exclusive of any other right that any person may have or thereafter acquire under any statute, provision of the certificate of formation of the limited liability company, provision of the operating agreement, vote of the sole member or otherwise.

The limited liability company may maintain insurance, at its expense, to protect itself, the sole member, or any officer, employee or agent of the limited liability company against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss by law.

Any amendment, repeal or modification of any provision of the section of the operating agreement providing for indemnification shall not adversely affect any right or protection of the sole member, or any officer, employee or agent of the limited liability company existing at the time of such amendment, repeal or modification.

Texas Limited Liability Companies

Sabra Texas GP, LLC and Sabra Texas Holdings GP, LLC are Texas limited liability companies. The limited liability company agreements each provide that, notwithstanding any other provisions of the agreement, whether express or implied, or any obligation or duty at law or in equity, neither the member (as defined therein), any officer, director, stockholder, employee, affiliate, representative or agent of the member, nor any officer, employee, representative or agent of the company (each individually, an “indemnitee”) shall be liable to the company or any other person for any act or omission (in relation to the company, its property or the conduct of its business or affairs, the limited liability company agreement, any related document or any transaction or investment contemplated thereby) taken or omitted by the indemnitee unless such act or omission constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. The agreements further each provide that, to the fullest extent permitted by law, the company shall indemnify and hold harmless each indemnitee from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (“claims”), in which the indemnitee may be involved, or threatened to be involved, as party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the business or affairs of the company. Notwithstanding the foregoing, an indemnitee shall not be entitled to indemnification under the agreement with respect to any claim initiated by such indemnitee unless such claim (or part thereof) (a) was brought to enforce such indemnitee’s rights to indemnification hereunder or (b) was authorized or consented to by the member. Expenses incurred by an indemnitee in defending any claim shall be paid by the company in advance of the final disposition of such claim upon receipt by the company of an undertaking by or on behalf of such indemnitee to repay such amount if it shall be ultimately determined that such indemnitee is not entitled to be indemnified by the company as authorized by the agreement. Any indemnification provided shall be satisfied solely out of the assets of the company. The member shall not be subject to personal liability by reason of these indemnification provisions. No indemnitee shall be denied indemnification in whole or in part under the agreement by reason of the fact that the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the agreement. The provisions of the agreement are for the benefit of the indemnitees and shall not be deemed to create any rights for the benefit of any other person or entity.

Section 8.051 of the Texas Business Organizations Code (the “TBOC”) states as follows:

(a)	An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.
(b)	A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC states as follows:

(a)	On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.
(b)	This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.
(c)	The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 of the TBOC states as follows:

(a)	An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.
(b)	Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise.
(c)	Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC states as follows:

(a)	Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.
(b)	Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.
(c)	A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Similarly, the TBOC allows the limited liability companies to advance expenses and provide for insurance against liability.

Texas Limited Partnerships

The limited partnership agreements of Sabra Texas Properties, L.P., Sabra Texas Holdings, L.P., Sabra Texas Properties II, L.P., and Sabra Texas Properties III, L.P. each provide that, to the fullest extent permitted by law, the partnership shall indemnify and hold harmless each general partner and its officers, directors, members, employees, affiliates, representatives and agents (each individually, an “indemnitee”) from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (“claims”), in which the indemnitee may be involved, or threatened to be involved, as party or otherwise, which relates to or arises out of the business or affairs of the partnership. Notwithstanding the foregoing, an indemnitee shall not be entitled to indemnification under the agreement with respect to any claim initiated by such indemnitee unless such claim (or part thereof) (a) was brought to enforce such indemnitee’s rights to indemnification hereunder or (b) was authorized or consented to by the member. Expenses incurred by an indemnitee in defending any claim shall be paid by the partnership in advance of the final disposition of such claim upon receipt by the partnership of an undertaking by or on behalf of such indemnitee to repay such amount if it shall be ultimately determined that such indemnitee is not entitled to be indemnified by the partnership as authorized by the agreement. Any indemnification provided shall be satisfied solely out of the assets of the partnership. Neither the general partner nor the limited partner member shall be subject to personal liability by reason of these indemnification provisions. No indemnitee shall be denied indemnification in whole or in part under the agreement by reason of the fact that the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the agreement. The provisions of the agreement are for the benefit of the indemnitees and shall not be deemed to create any rights for the benefit of any other person or entity.

Sections 8.051, 8.052, 8.101 and 8.102 of the TBOC also apply to the limited partnerships in the same way that they apply to the limited liability companies. Similarly, the TBOC allows the limited partnerships to advance expenses and provide for insurance against liability.

West Virginia Limited Liability Company

The West Virginia Uniform Limited Liability Company Act, under West Virginia Code § 31B-4-403, defines a member’s and manager’s rights to payments and reimbursements. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member which gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The organizational documents of SB New Martinsville, LLC, a West Virginia limited liability company, provide that the company shall indemnify, defend and hold the members, and each officer, employee and agent of the company harmless to the fullest extent permitted by law. The organizational documents provide that the company may maintain insurance, at its expense, to protect itself, the members or any officer, employee or agent of the company against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss by law.

ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated by reference herein)

4.1	Articles of Amendment and Restatement of Sabra Health Care REIT, Inc., dated October 20, 2010, filed with the State Department of Assessments and Taxation of the State of Maryland on October 21, 2010 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010)

4.1.1	Articles Supplementary designating Sabra Health Care REIT, Inc.’s 7.125% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on March 21, 2013)

4.2	Amended and Restated Bylaws of Sabra Health Care REIT, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on October 26, 2010)

4.3	Form of Preferred Stock Certificate (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.4	Form of Warrant Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.5	Form of Unit Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.6	Form of Indenture for Senior Debt Securities (previously filed as an exhibit to the Registration Statement)

4.7	Indenture, dated as of May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on May 23, 2013)

4.7.1	First Supplemental Indenture, dated May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on May 23, 2013)

4.7.2	Second Supplemental Indenture, dated January 8, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on January 23, 2014)

4.7.3	Third Supplemental Indenture, dated January 23, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on January 23, 2014)

4.7.4	Fourth Supplemental Indenture, dated April 30, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.4 of the Quarterly Report on Form 10-Q filed by Sabra Health Care REIT, Inc. on May 5, 2014)

4.7.5	Fifth Supplemental Indenture, dated September 29, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee

4.8	Form of Note for Senior Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.9	Form of 5.375% senior note due 2023 (included in Exhibit 4.7.1)

4.10	Form of 5.5% senior note due 2021 (included in Exhibit 4.7.3)

5.1	Opinion of Venable LLP regarding certain matters concerning the validity of the securities being offered (previously filed as an exhibit to the Registration Statement)

5.2	Opinion of O’Melveny & Myers LLP regarding certain matters concerning the validity of the securities being offered (previously filed as an exhibit to the Registration Statement)

8.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters (previously filed as an exhibit to the Registration Statement)

8.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters (previously filed as an exhibit to the Registration Statement)

8.3	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding certain tax matters

12.1	Statement regarding computation of ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends (previously filed as an exhibit to the Registration Statement)

23.1	Consent of PricewaterhouseCoopers LLP (previously filed as an exhibit to the Registration Statement)

23.2	Consent of KPMG LLP (previously filed as an exhibit to the Registration Statement)

23.3	Consent of Venable LLP (previously filed as an exhibit to the Registration Statement)

23.4	Consent of O’Melveny & Myers LLP (previously filed as an exhibit to the Registration Statement)

23.5	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.3)

24.1	Powers of Attorney (included on signature pages to the Registration Statement)

25.1	Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended (previously filed as an exhibit to the Registration Statement)

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of any subscription period, to set forth the results of any subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 30, 2014.

SABRA HEALTH CARE REIT, INC.
By:	/S/ RICHARD K. MATROS
Richard K. Matros
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS Richard K. Matros	Chairman, President and Chief Executive Officer of Sabra Health Care REIT, Inc. (Principal Executive Officer)	September 30, 2014

/S/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Executive Vice President, Chief Financial Officer and Secretary of Sabra Health Care REIT, Inc. (Principal Financial and Accounting Officer)	September 30, 2014

* Craig A. Barbarosh	Director of Sabra Health Care REIT, Inc.	September 30, 2014

* Robert A. Ettl	Director of Sabra Health Care REIT, Inc.	September 30, 2014

* Michael J. Foster	Director of Sabra Health Care REIT, Inc.	September 30, 2014

* Milton J. Walters	Director of Sabra Health Care REIT, Inc.	September 30, 2014

*By:	/s/ RICHARD K. MATROS Richard K. Matros, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 30, 2014.

SABRA HEALTH CARE LIMITED PARTNERSHIP

By: SABRA HEALTH CARE REIT, INC.,
its general partner

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS Richard K. Matros	Chairman, President and Chief Executive Officer of Sabra Health Care REIT, Inc. (Principal Executive Officer)	September 30, 2014

/S/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Executive Vice President, Chief Financial Officer and Secretary of Sabra Health Care REIT, Inc. (Principal Financial and Accounting Officer)	September 30, 2014

* Craig A. Barbarosh	Director of Sabra Health Care REIT, Inc.	September 30, 2014

* Robert A. Ettl	Director of Sabra Health Care REIT, Inc.	September 30, 2014

* Michael J. Foster	Director of Sabra Health Care REIT, Inc.	September 30, 2014

* Milton J. Walters	Director of Sabra Health Care REIT, Inc.	September 30, 2014

*By:	/s/ RICHARD K. MATROS
Richard K. Matros, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 30, 2014.

SABRA CAPITAL CORPORATION

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS Richard K. Matros	Chief Executive Officer, President and Director (Principal Executive Officer)	September 30, 2014

/S/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Treasurer and Secretary (Principal Financial and Accounting Officer)	September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 30, 2014.

SABRA HEALTH CARE, L.L.C.

SABRA HEALTH CARE HOLDINGS I, LLC

SABRA HEALTH CARE HOLDINGS II, LLC

ORCHARD RIDGE NURSING CENTER LLC

NEW HAMPSHIRE HOLDINGS, LLC

OAKHURST MANOR NURSING CENTER LLC

SUNSET POINT NURSING CENTER LLC

CONNECTICUT HOLDINGS I, LLC

WEST BAY NURSING CENTER LLC

NORTHWEST HOLDINGS I, LLC

395 HARDING STREET, LLC

1104 WESLEY AVENUE, LLC

KENTUCKY HOLDINGS I, LLC

SABRA LAKE DRIVE, LLC

BAY TREE NURSING CENTER LLC

SABRA HEALTH CARE HOLDINGS III, LLC

SABRA HEALTH CARE HOLDINGS IV, LLC

SABRA IDAHO, LLC

SABRA CALIFORNIA II, LLC

SABRA NEW MEXICO, LLC

SABRA CONNECTICUT II, LLC

SABRA OHIO, LLC

SABRA KENTUCKY, LLC

SABRA NC, LLC

SABRA TEXAS GP, LLC

SABRA TEXAS HOLDINGS GP, LLC

SABRA HEALTH CARE VIRGINIA, LLC

SABRA HEALTH CARE VIRGINIA II, LLC

SABRA HEALTH CARE PENNSYLVANIA, LLC

SABRA HEALTH CARE NORTHEAST, LLC

SABRA HEALTH CARE DELAWARE, LLC

SABRA PHOENIX TRS VENTURE, LLC

SABRA PHOENIX TRS VENTURE II, LLC

SABRA HEALTH CARE FRANKENMUTH, LLC

SABRA MICHIGAN, LLC

SABRA PHOENIX WISCONSIN, LLC

RESERVOIR REAL ESTATE HOLDINGS, LLC

SABRA BEAUMONT PREFERRED EQUITY, LLC

SABRA MONTANA, LLC

SABRA NEW BRAUNFELS PREFERRED EQUITY, LLC

C.H.P. LIMITED LIABILITY COMPANY

C.H.R. LIMITED LIABILITY COMPANY

DJB REALTY L.L.C.

SB FOUNTAIN CITY, LLC

SB NEW MARTINSVILLE, LLC

SABLE-AURORA, LLC

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President of the entities listed above

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS Richard K. Matros	President (Principal Executive Officer)	September 30, 2014

/S/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 30, 2014.

SABRA ALPENA LLC SABRA CADILLAC LLC SABRA GAYLORD LLC SABRA GREENVILLE LLC SABRA MANISTEE LLC SABRA MASON LLC SABRA MECOSTA LLC SABRA MIDLAND LLC SABRA TAWAS LLC

By: SABRA MICHIGAN, LLC
its sole manager

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS Richard K. Matros	President (Principal Executive Officer)	September 30, 2014

/S/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 30, 2014.

HHC 1998-1 TRUST

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President and Trustee

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS Richard K. Matros	President and Trustee (Principal Executive Officer)	September 30, 2014

/S/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Chief Financial Officer and Secretary and Trustee (Principal Financial and Accounting Officer)	September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 30, 2014.

SABRA TEXAS PROPERTIES, L.P.
SABRA TEXAS PROPERTIES II, L.P. SABRA TEXAS PROPERTIES III, L.P.

By: SABRA TEXAS GP, LLC
its general partner

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS Richard K. Matros	President of Sabra Texas GP, LLC (Principal Executive Officer)	September 30, 2014

/S/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Chief Financial Officer and Secretary of Sabra Texas GP, LLC (Principal Financial and Accounting Officer)	September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the co-registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 30, 2014.

SABRA TEXAS HOLDINGS, L.P.

By: SABRA TEXAS HOLDINGS GP, LLC
its general partner

By:	/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ RICHARD K. MATROS Richard K. Matros	President of Sabra Texas Holdings GP, LLC (Principal Executive Officer)	September 30, 2014

/S/ HAROLD W. ANDREWS, JR. Harold W. Andrews, Jr.	Chief Financial Officer and Secretary of Sabra Texas Holdings GP, LLC (Principal Financial and Accounting Officer)	September 30, 2014